LaSalle Business Credit, Inc.
--------------------------------------------------------------------------------
                                                           Member ABN AMRO Group


135 South LaSalle Street                AUGUST 13, 2002
Suite 425
Chicago, Illinois 60603
(312) 904-8490


VIA FEDERAL EXPRESS
-------------------

                                AUGUST 26, 2002

Ms. April Green
The Singing Machine Company, Inc.
6601 Lyons Road
Suite A-7
Coconut Creek, Florida 33073

        Re: Fifth Amendment

Dear Ms. Green:

Enclosed please find a fully executed original of the Fifth Letter Amendment to the Loan and Security Agreement for your file.

If you have any questions or comments, please feel free to call Casey Orlowski at (312) 904-8418 or me at (312) 904-6319.

                                                  Respectfully,
                                                  /s/ Carmen L. Nieves
                                                  Carmen L. Nieves

/cln

Enclosure

cc:   Casey Orlowski (w/o encl.)
      Bruce Denby (w/o encl.)
      Steve Fenton, Esq. (w/o encl.)
      Tom Hirsh, Esq. (w/o encl.)
      Maria Mercado (w/o encl.)
      Bernadette Harper (w/o encl.)


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LaSalle Business Credit, Inc.
--------------------------------------------------------------------------------
                                                           Member ABN AMRO Group

135 South LaSalle Street                       August 13, 2002
Suite 425
Chicago, Illinois 60603
(312) 904-8490

        The Singing Machine Company, Inc.
        6601 Lyons Road
        Suite A-7
        Coconut Creek, Florida 33073

                Re: Fifth Amendment

Gentlemen:

         The Singing Machine Company, Inc., a Delaware corporation ("Borrower") and LaSalle Business Credit, Inc., a Delaware corporation ("Lender") have entered into that certain Loan and Security Agreement dated April 26, 2001 (the "Security Agreement"). From time to time thereafter, Borrower and Bank may have executed various amendments (each an "Amendment" and collectively the "Amendments") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "Agreement"). Borrower and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. The Agreement hereby is amended as follows:

         (a) Subparagraph 11(o) of the Agreement is deleted in its entirety and the following is substituted in its place:

               (o) Borrower's Tangible Net Worth shall not at any time be less than the "Minimum Tangible Net Worth"; Minimum Tangible Net Worth being defined for purposes of this subparagraph as Fourteen Million and No/100 Dollars ($14,000,000.00) at all times from March 31, 2002 through June 29, 2002. Commencing June 30, 2002 through September 29, 2002, Minimum Tangible worth shall be equal to Fourteen Million Two Hundred Fifty Thousand and No/100 Dollars ($14,250,000.00). Commencing September 30, 2002 through October 30, 2002, Minimum Tangible Net Worth shall be equal to Sixteen Million Five Hundred Thousand and No/100 Dollars ($16,500,000.00). Commencing October 31, 2002


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LaSalle Business Credit, Inc.
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The Singing Machine Company, Inc.                          Member ABN AMRO Group
August 13, 2002
Page 2



                    through December 30, 2002, Minimum Tangible Net Worth shall be equal to Twenty Million and No/100 Dollars ($20,000,000.00). Commencing December 31, 2002 through December 30, 2003, Minimum Tangible Net Worth shall be equal to Thirty Million and No/100 Dollars ($30,000,000.00). Commencing December 31, 2003 through December 30, 2004, Minimum Tangible Net Worth shall equal to Thirty-Five Million and No/100 Dollars ($35,000,000.00). Thereafter, from December 31st of each year through December 30th of the succeeding year, "Minimum Tangible Net Worth" shall be equal to Minimum Tangible Net Worth during the immediately preceding fiscal year plus Five Million and No/100 Dollars ($5,000,000.00); and "Tangible Net Worth" being defined for purposes of this subparagraph as Borrower's shareholders' equity (including retained earnings) less the book value of all intangible assets as determined solely by Lender on a consistent basis plus the amount of any debt subordinated to Lender, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement dated March 31, 2002, except as set forth herein;

         (b) Paragraph (1) of Exhibit A of the Agreement is deleted in its entirety and the following is substituted in its place:

               (1) LOANS: Subject to the terms and conditions of the Agreement and the Other Agreements, Lender shall, absent the occurrence of an Event of Default, advance an amount up to the sum of the following sublimits (the "Loan Limit"):

                    (a) Up to seventy percent (70%), or such lesser percentage as determined by Lender in its sole discretion exercised in good faith, of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course

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The Singing Machine Company, Inc.                          Member ABN AMRO Group
August 13, 2002
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                         of Borrower's business) of Borrower's Eligible
                         Accounts; plus

                    (b) Subject to subparagraph (3)(a) of this Exhibit A, the lesser of: up to forty percent (40%), or such lesser percentage as determined by Lender in its sole discretion exercised in good faith, of the lower of the cost or market value of Borrower's Eligible Inventory or (i) Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) during the period of May 1st through July 31st of each calendar year; (ii) Five Million and No/100 Dollars ($5,000,000.00) during the period of August 1st through November 30th of each calendar year, said sublimit shall reduce by One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) per week and shall continue to reduce on the same day of each week until December 15th of each calendar year, on which date said advance rate shall reduce to zero percent (0%) during the period of December 15th of each following calendar year; plus

                    (c) Subject to subparagraph (3)(a) of this Exhibit A, the lesser of: up to forty percent (40%), or such lesser percentage as determined by Lender in its sole discretion exercised in good faith, against the face amount of commercial Letters of Credit issued or guaranteed by Lender for the purpose of purchasing Eligible Inventory; provided, that such commercial Letters of Credit are in form and substance satisfactory to Lender or Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00); provided, that said advance rate shall reduce to zero percent (0%) during the period of December 1st of each calendar


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LaSalle Business Credit, Inc.
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The Singing Machine Company, Inc.                          Member ABN AMRO Group
August 13, 2002
Page 4


                         year through April 30th of each following calendar year; minus

                    (d) Such reserves as Lender elects, in its sole discretion exercised in good faith, to establish from time to time, including without limitation, (i) a seasonal dilution reserve in the amount of One Million and No/100 Dollars ($1,000,000.00) against Borrower's "Eligible Accounts" during the period of October 1, 2002 through December 31, 2002 and (ii) to the extent that the ratio of Free on Board sales to domestic sales increases, Lender in its sole discretion may create a reserve to account for the additional dilution;

                         Provided that the Loan Limit shall in no event exceed
                         (i) Twenty-Five Million and No/100 Dollars
                         ($25,000,000.00) during the period of August 1st through December 15th of each calendar year; (ii) Twenty Million and No/100 Dollars ($20,000,000.00) during the period of December 16th through December 31st of each calendar year; and (iii) Ten Million and No/100 Dollars ($10,000,000.00) during the period of January 1st through July 31st of each calendar year; and (iv) zero ($0) during any consecutive ninety (90) day period between December 15th of each year through April 30th of each following year (the "Clean Up Period") as determined by Borrower (the amount may be increased or, following the occurrence of an Event of Default, decreased by Lender, in its sole discretion, exercised in good faith, from time to time.

         (c) Paragraph (5) of Exhibit A of the Agreement is deleted in its entirety and the following is substituted in its place:

               (c) One-Time Amendment Fees: Borrower shall pay to Bank a one-time amendment fee of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00),

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LaSalle Business Credit, Inc.
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The Singing Machine Company, Inc.                          Member ABN AMRO Group
August 13, 2002
Page 5


                         which fee shall be deemed fully earned on the date of this Amendment and payable as follows: (i) Seventy-Five Thousand and No/100 Dollars ($75,000.00) shall be payable on August 31, 2002; and (ii) Seventy-Five Thousand and No/100 Dollars ($75,000.00) shall be payable on October 31, 2002.

         2. This Amendment shall not become effective until fully executed by all parties hereto.

         3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement and Exhibit A thereto hereby are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.

                                                   LASALLE BUSINESS CREDIT, INC.

                                                   By  /s/ [illegible]
                                                      --------------------------
                                                   Title  Vice President
                                                         -----------------------


ACKNOWLEDGED AND AGREED TO
This 13th day of August, 2002

The Singing Machine Company, Inc.

By /s/ John F. Klecha
  -----------------------
John F. Klecha

Title  President/Secretary